FORM 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2004

MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

5775 West Old Shakopee Road, Suite 100,
Bloomington, Minnesota	55437
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (952) 346-4700

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

On February 24, 2004 MGI PHARMA, INC. (the “Company”) announced that it intends to offer senior subordinated convertible notes due 2024 for gross proceeds of approximately $200 million through an offering within the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The Company intends to use a portion of the net proceeds to acquire U.S. government securities that will be pledged as collateral for the payment of the first six scheduled interest payments on the notes, and it intends to use the balance of the net proceeds to continue development of its business, including potential product, and product candidate acquisitions, potential acquisitions of complementary companies or businesses and general corporate purposes. This report files as an exhibit the press release announcing the offer to sell such senior subordinated convertible notes.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release, dated February 24, 2004, of MGI PHARMA, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

February 24, 2004	MGI PHARMA, INC.

By:/s/ William C. Brown
William C. Brown
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1 Press Release, dated February 24, 2004, of MGI PHARMA, INC.